UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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MICREL, INCORPORATED

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The following is the text of a press release issued by Micrel, Incorporated on April 4, 2008.

Investor Contact:	Media Contacts:

Richard Crowley	Paul Kranhold/Andrew Cole
Micrel, Incorporated	Sard Verbinnen & Co
(408) 944-0800	(415) 618-8750

Micrel Sets May 20, 2008 Special Shareholder Meeting

San Jose, CA, April 4, 2008 — Micrel, Incorporated (Nasdaq:MCRL) (“Micrel”) today announced, in response to the request received from Obrem Capital Management LLC (“OCM”) and certain of its affiliates, that a Special Meeting of Shareholders will be held on Tuesday, May 20, 2008. The meeting will take place at Micrel’s Worldwide Headquarters at 2180 Fortune Drive, San Jose, California, at 10:00 am PDT. Shareholders as of the record date of April 3, 2008, will be eligible to vote at the meeting.

“We believe Micrel’s Directors bring a valuable blend of deep strategic and operational expertise to their work on the Board and are taking important, measurable steps to ensure the Company continues to outperform its peers and expand market share while continuing to reduce costs and increase profitability,” said Raymond Zinn, President, Chief Executive Officer and Chairman of Micrel who, together with retired co-founder Warren Muller, currently owns approximately 30% of total shares outstanding. “We continue to oppose OCM’s nominees on the basis that they have very limited semiconductor industry and operating experience and we believe it is clear that OCM is attempting to take control of Micrel in order to secure a quick, opportunistic gain for themselves at the expense of other shareholders. We believe Micrel is taking the necessary steps, both in terms of its board of directors and the senior management of the Company, to outpace our industry’s revenue growth rate. We look forward to the Special Meeting, which will provide shareholders an important opportunity to support our deeply committed Board of Directors, and to putting this matter behind us and focusing exclusively on running the Company and creating shareholder value.”

Micrel intends to file a proxy statement with the Securities and Exchange Commission in connection with the Special Meeting, which will be mailed to shareholders along with a white proxy card.

About Micrel, Incorporated

Micrel, Incorporated is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets. The Company’s products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs. Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, California with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, the Company maintains an extensive network of distributors and reps worldwide. Web: http://www.micrel.com.

IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS LEGEND

Micrel, Incorporated and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Micrel, Incorporated in connection with any meeting of shareholders that may be held. Information regarding the interests of these directors and executive officers in connection with the matters to be voted on at any meeting that may be held will be included in the proxy statement filed by Micrel, Incorporated in connection with any such meeting. In addition, Micrel, Incorporated files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission. These documents are available, and the proxy statement, when it is filed, will be available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov or from Micrel, Incorporated at www.micrel.com. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the following topics: our ability to outperform our peers and expand market share, our ability to reduce costs and increase profitability, our beliefs that our R&D strategy will position the Company for superior revenue growth, our beliefs that we can streamline operations and reduce manufacturing costs and drive earnings growth through operational improvements, our beliefs regarding our manufacturing and outsourcing strategy and the benefits of our vertically-integrated operations, our beliefs about our growth and margins and that our stock price does not reflect our growth potential. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; Micrel’s operating cash flow and other factors disclosed in Micrel’s periodic reports filed with the Securities and Exchange Commission. For further discussion of these risks and uncertainties, we refer you to the documents the Company files with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The Company disclaims any duty to update the forward looking information contained in this release.

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